Exhibit 15.2

广东宝臻会计师事务所（普通合伙）

Ste.2201, GDH Bay City Centre,

No. 21 Zhujiang West Road, Guangzhou

广州市天河区珠江西路21号

粤海金融中心2201室

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in the Registration Statement of Quhuo Limited on Form F-3 (File No. 333-281997), Form F-3, as amended (File Nos. 333-273087), and Form S-8 (File No. 333-248884) of our report dated April 2, 2026, with respect to our audits of the consolidated financial statements of Quhuo Limited as of December 31, 2024 and December 31, 2025 and for each of the three years in the period ended December 31, 2025, and our report dated April 2, 2026 with respect to our audit of internal control over financial reporting of Quhuo Limited as of December 31, 2025, which reports are included in this Annual Report on Form 20-F of Quhuo Limited for the year ended December 31, 2025.

Our report on the effectiveness of internal control over financial reporting expressed an adverse opinion because of the existence of material weaknesses.

/s/ Guangdong Prouden CPAs GP

Guangzhou, China

April 2, 2026